SECURITIES AND EXCHANGE COMMISSION


                          Washington, D.C.  20549


                                 FORM 8-K


                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934





      Date of Report (Date of earliest event reported):   June 9, 1998





                     SOUTHERN BANCSHARES (N.C.), INC.
          (Exact name of registrant as specified in its charter)


        DELAWARE                 0-10852                     56-1538087
(State or other jurisdiction   (Commission                 (IRS Employer
    of incorporation)          File Number)              Identification No.)


        121 East Main Street
        Mount Olive, North Carolina                             28365
     (Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code:        (919) 658-7000

Item 5.  Other Events.

     Registrant announced that, on June 10, 1998, and through a newly-formed, wholly-owned business trust subsidiary, it had completed an underwritten public offering and sale of $23,000,000 in preferred capital trust securities. The offering was underwritten by Wheat First Union. A copy of Registrant's press release pertaining to completion of the public offering is included as an exhibit to this Report.

Item 7.  Financial Statements and Exhibits.

     The following Exhibits are included in this Report.

     Exhibit No.                         Description of Exhibit

         1 Copy of Registrant's press release pertaining to completion of the public offering

                                 SIGNATURES

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:   June 9, 1998

                              SOUTHERN BANCSHARES (N.C.), INC.


                              By: /s/John C. Pegram, Jr.
                                  ____________________________________
                                  John C. Pegram, Jr.
                                  President and Chief Executive Officer

                                                       EXHIBIT 1


Southern BancShares (N.C.), Inc        121 EAST MAIN STREET
A Bank Holding Company                 MOUNT OLIVE, NORTH CAROLINA 28365
                                       POST OFFICE BOX 629
                                       TELEPHONE 1-919-658-7024


Immediate Release

June 12, 1998

For further information contact:

David A Bean, Vice President

(919) 658-7013


                     Bank Announces Securities Offering


     Mount Olive, N.C. - Southern BancShares (N.C.), Inc. ("Southern") today announced that, through a newly-formed, wholly-owned business trust subsidiary, it has completed a public offering and sale of $23,000,000 in preferred capital trust securities.

     John C. Pegram, Jr., Southern's President and Chief Executive Officer, stated that, "This Transaction will provide Southern with additional capital to support, and to permit additional growth in, Southern's banking business."

     The offering was underwritten by Wheat First Union.

     Southern is headquartered in Mount Olive, N.C., and is the parent holding company of Southern Bank and Trust Company, a North Carolina-chartered bank that conducts its business through 43 banking offices in 39 communities located in eastern North Carolina.